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                                                                   Exhibit 10.30

                              SECOND AMENDMENT TO
                              -------------------
                           EQUIPMENT LEASE AGREEMENT
                           -------------------------

     THIS SECOND AMENDMENT TO EQUIPMENT LEASE AGREEMENT ("Second Amendment") is made this 28th day of January, 2000, by and between SELECT CAPITAL CORPORATION, a Pennsylvania corporation ("Lessor"), and SELECT MEDICAL CORPORATION, a Delaware corporation ("Lessee").

                                  BACKGROUND

     A. Lessor and Lessee are parties to that certain Equipment Lease Agreement dated as of April 1, 1997 (the "Lease"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     B. Lessor and Lessee now desire to amend the Lease as hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Lessee hereby agrees to purchase from Lessor, and Lessor hereby agrees to sell to Lessee, the telephone system identified on Exhibit "A" attached to the Lease (the "Telephone System") for a purchase price equal to $7,577.77. The purchase price will be paid in cash within two
          (2) business days following the execution and delivery of this Amendment. Thereafter, Lessee will have, own and enjoy all of Lessor's rights, titles and interest in and to the Telephone System

     2. Effective, February 1, 2000, the Telephone System (having been purchased on November 20, 1996 at a cost of $12,717.35) shall be deemed to have been deleted from Exhibit "A" and shall thereafter be excluded from the definition of Equipment.

     3. Effective February 1, 2000 and continuing thereafter for the remainder of the Term of the Lease, the annual aggregate amount of Rent shall be Fifty-Seven Thousand Six Hundred Seventeen and 88/100 Dollars ($57,617.88), payable in equal monthly installments of Four Thousand Eight Hundred One and 49/100 Dollars ($4,801.49).

     4. The buy-out price contained in Section 12(c) of the Lease is hereby reduced to Fifty One Thousand Four Hundred Fifty Two and 43/100 Dollars ($51,452.43).

     5. All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be
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     duly executed as of the day and year first above written.

                                   SELECT CAPITAL CORPORATION
                                   a Pennsylvania Corporation

                                   By:  /s/ Michael E. Salerno
                                      ------------------------------------
                                        Michael E. Salerno, Vice President

                                   SELECT MEDICAL CORPORATION
                                   a Delaware Corporation

                                   By:  /s/ Scott A. Romberger
                                      ------------------------------------
                                        Scott A. Romberger, Vice President